NOTE AND MORTGAGE
                             MODIFICATION AGREEMENT

         MODIFYING NOTE AND MORTGAGE DATED SEPTEMBER 27, 2006 RECORDED WITH THE REGISTER OF MIDDLESEX COUNTY ON OCTOBER 10, 2006 IN MORTGAGE BOOK 11875, PAGE 534 AND RE-RECORDED ON OCTOBER 22, 2007 IN MORTGAGE BOOK 12672, PAGE 0459 SECURING THE SUM OF $2,200,000.00

         THIS AGREEMENT made this ___ day of March, 2008 between RONSON CONSUMER PRODUCTS CORPORATION, with an address of 3 Ronson Road, Woodbridge, New Jersey (hereinafter referred to as "Mortgagor") and CAPITAL ONE, N.A. (formerly known as NORTH FORK BANK), having an address of 275 Broadhollow Road, Melville, New York 11747 (hereinafter referred to as "Mortgagee").

         WHEREAS, on September 27, 2006 Mortgagor gave a mortgage to Mortgagee to secure a loan on property commonly known as 3 Ronson Road, Lot 1-D, Block 367, Township of Woodbridge, County of Middlesex and State of New Jersey; and

         WHEREAS, said Mortgage, with Assignment of Leases, Rents and other Agreements, was recorded with the Clerk of Middlesex County on October 10, 2006 in Mortgage Book 11875, Page 534; and

         WHEREAS, in order to correct a typographical error, said Mortgage was re-recorded with the Clerk of Middlesex County on October 22, 2007 in Mortgage Book 12672, Page 0459; and

         WHEREAS, the parties wish to modify the Mortgage and Note executed by Mortgagor in favor of Mortgagee to reflect certain changes in their agreement; and

         WHEREAS, the parties wish to have this Note and Mortgage Modification Agreement executed and duly filed with the Clerk of the County of Middlesex as consideration for Mortgagee refraining from declaring the original Note and Mortgage in default.

         NOW, THEREFORE, for the mutual promises set forth above, the parties agree as follows:

         (1) The parties acknowledge that as of April 1, 2008, the total principal and accrued interest sum due and owing for the Note and Mortgage dated September 27, 2006 given by Mortgagor to Mortgagee is $2,147,950.54.

         (2) The Note and the Mortgage both dated September 27, 2006 are hereby amended to reflect that as of May 1, 2008, the new Principal and Interest Payment shall be $17,080.69.

         (3) The interest rate on the Note and Mortgage is amended as of April 1, 2008 to eight percent (8%) per annum.

         (4) Mortgagor shall pay Mortgagee's costs and expenses related to the preparation and negotiation of this Note and Mortgage Modification Agreement, including all recording charges and all of Mortgagee's legal fees with respect to same. Mortgagee's legal bill shall be paid by Mortgagor within thirty (30) days of presentment of the legal bill to Mortgagor.

         (5) Mortgagor shall be required to pay Mortgagee a fee of fifteen thousand dollars ($15,000.00) as consideration for this Note and Mortgage Modification Agreement. This fee shall be paid in installments as follows: five thousand dollars


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

($5,000.00) due prior to execution of this Note and Mortgage Modification Agreement; five thousand dollars ($5,000.00) due on March 31, 2008; and five thousand dollars ($5,000.00) due on April 15, 2008. Failure of Mortgagor to make any of these payments shall be considered an Event of Default.

         (6) The Debt Service Covenant, as set forth in Section 8.20 of the Mortgage, shall not be tested for the twelve (12) month period ending December 31, 2007.

         (7) For the six (6) months ending June 30, 2008, Mortgagor and Ronson Corporation (including Ronson Aviation, Inc. and Ronson Canada Ltd.) must collectively generate earnings before taxes of two hundred fifty thousand dollars ($250,000.00).

         (8) CIT must provide verification by March 31, 2008 that all covenant violations between Mortgagor and Ronson Corporation (including Ronson Aviation, Inc. and Ronson Canada Ltd.) and CIT, as of December 31, 2007, have been waived by CIT.

         (9) All other terms of the original Note and Mortgage dated September 27, 2006 shall remain in full force and effect.

         (10) Any violation of this Note and Mortgage Modification Agreement by Mortgagor shall constitute an Event of Default for which Mortgagee may avail itself of the remedies set forth in the Note, Mortgage and all other loan documents executed by Mortgagor dated September 27, 2006.

         (11) Mortgagor acknowledges and agrees that Mortgagee is under no obligation to enter into any other modification agreements in the future and Mortgagee is not obligated to waive any future defaults, as per the terms of the original Mortgage, provided Mortgagee agrees to review all waiver and modifications requests received from Mortgagor in good faith.


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

                                               MORTGAGEE:  CAPITAL ONE, N.A.
                                               (FORMERLY NORTH FORK BANK)

Witness:

------------------------------                 ---------------------------------
                                               By: Peter Laffler, Vice President

                           CORPORATION ACKNOWLEDGEMENT
                           ---------------------------

STATE OF NEW JERSEY, COUNTY OF ESSEX, SS.:

         BE IT REMEMBERED, that On this _______ day of March, 2008, before me, the subscriber, personally appeared Peter Laffler, Vice President of Capital One, N.A., formerly known as North Fork Bank, who acknowledges under oath, to my satisfaction, that the corporation: (a) is a corporation under the laws of the United States of America; and (b) he is authorized to sign, seal and deliver this instrument as the voluntary act and deed of the corporation and that shareholder and director authority is not necessary.



                                      ----------------------------------------

                                      Notary Public of the State of New Jersey

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

                                             MORTGAGOR: RONSON CONSUMER
                                             PRODUCTS CORPORATION

Witness:

-------------------------------              -----------------------------------
                                             By: Louis V. Aronson, II, President

                           CORPORATION ACKNOWLEDGEMENT
                           ---------------------------

STATE OF NEW JERSEY, COUNTY OF ________________, SS.:

         BE IT REMEMBERED, that On this _______ day of March, 2008, before me, the subscriber, personally appeared Louis V. Aronson II, who is the President of Ronson Consumer Products Corporation who acknowledges under oath, to my satisfaction, that the corporation: (a) is a corporation of the State of New Jersey; and (b)is authorized to sign, seal and deliver this instrument as the voluntary act and deed of the corporation, made by virtue of authority from all of its shareholders and directors.




                                                    ---------------------------

                                                    An Attorney-at-Law of the
                                                    State of New Jersey

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